EXHIBIT A

AGREEMENT CONCERNING JOINT FILING OF SCHEDULE 13D

The undersigned agree as follows:

(i)            each of them is individually eligible to use the Schedule 13D to which this Exhibit is attached, and such Schedule 13D is filed on behalf of each of them; and

(ii)           each of them is responsible for the timely filing of such Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other person making the filing, unless such person knows or has reason to believe that such information is inaccurate.

Dated: November 22, 2011

Lime Rock Resources A, L.P.

		By:	Lime Rock Resources A GP, LLC, its general partner
		By:	Lime Rock Resources GP, L.P., its general partner
		By:	LRR GP, LLC, its general partner

		By:	*
		Name:	Jonathan C. Farber
		Title:	Managing Member

Lime Rock Resources B, L.P.

		By:	Lime Rock Resources GP, L.P., its general partner
		By:	LRR GP, LLC, its general partner

		By:	*
		Name:	Jonathan C. Farber
		Title:	Managing Member

Lime Rock Resources C, L.P.

		By:	Lime Rock Resources C GP, LLC, its general partner
		By:	Lime Rock Resources GP, L.P., its general partner
		By:	LRR GP, LLC, its general partner

		By:	*
		Name:	Jonathan C. Farber
		Title:	Managing Member

*
Jonathan C. Farber

*
John T. Reynolds

*By:	/s/ Kris Agarwal
Kris Agarwal, as Attorney-in-Fact